Exhibit 5.1

Harney Westwood & Riegels 14th Floor, Alexandra House 18 Chater Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

19 August 2026

067560.0008

Eshallgo Inc

P.O. Box 31119 Grand Pavilion

Hibiscus Way, 802 West Bay Road

Grand Cayman, KY1-1205

Cayman Islands

Dear Sir or Madam

Eshallgo Inc (the Company)

We are attorneys-at-law qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s prospectus supplement dated 19 August 2026 (the Prospectus Supplement), forming part of the registration statement on Form F-3 (Registration No. 333-291149) (the Registration Statement), filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), relating to the offering by the Company of an aggregate of (i) 800,000 class A ordinary shares of a par value of US$0.0016 each in the share capital of the Company (the Class A Ordinary Shares), and (ii) pre-funded warrants to purchase an aggregate of up to 950,000 Class A Ordinary Shares (together, the Offer Shares) pursuant the Securities Purchase Agreement (as defined in Schedule 1).

We are furnishing this opinion as Exhibit 5.1 to the Company’s current report on Form 6-K (the Current Report).

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1) which we regard as necessary in order to issue this opinion. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not verified.

Based solely upon the foregoing examinations and assumptions and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Existence. The Company is an exempted company duly incorporated with limited liability under the laws of the Cayman Islands. It is a separate legal entity and is subject to suit in its own name.

2	Valid Issuance of Offer Shares. The allotment and issue of the Offer Shares as contemplated by the Registration Statement, the Prospectus Supplement and the Securities Purchase Agreement have been duly authorised and the Offer Shares will, when allotted, issued and fully paid for in accordance with the Registration Statement, the Prospectus Supplement and the Securities Purchase Agreement, and when the names of the shareholders are entered in the register of members of the Company, be validly issued, fully paid and non-assessable.

The British Virgin Islands is Harneys Hong Kong office's main jurisdiction of practice.

Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an independently owned and controlled Jersey law firm.

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This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. We express no opinion as to matters of fact. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Securities Purchase Agreement. We express no opinion with respect to the commercial terms of the transactions the subject of this opinion.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Current Report and to the reference made to this firm in the Prospectus Supplement under the headings “Legal Matters” and elsewhere in the prospectus included in the Prospectus Supplement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels
Harney Westwood & Riegels

Schedule 1

List of Documents Examined

1	A copy of the certificate of incorporation of the Company dated 16 June 2021.

2	A copy of the third amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 8 January 2026 and become effective on 20 April 2026, which were subsequently amended by special resolutions passed at the extraordinary general meeting of the shareholders of the Company held on 6 May 2026 (the M&A).

3	A copy of the register of directors and officers of the Company filed with the Registrar of Companies in the Cayman Islands on 19 August 2026.

4	A copy of the unanimous written resolutions of the board of directors of the Company passed on 19 August 2026 (the Resolutions).

5	A certificate issued by a director of the Company dated [19 August 2026], a copy of which is attached hereto (the Director’s Certificate).

6	The Registration Statement.

7	The Prospectus Supplement.

8	An executed copy of securities purchase agreement dated 19 August 2026 entered into by and between the Company and each purchaser identified on the signature pages thereto (the Securities Purchase Agreement).

(1 to 5 above are the Corporate Documents, and 1 to 8 above are the Documents).

Schedule 2

Assumptions

1	Authenticity of Documents. All original Documents are authentic, all signatures, initials and seals are genuine, and all copies of Documents are true and correct copies.

2	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete.

3	Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.

4	No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to have the Company struck off or placed in liquidation, no steps have been taken to wind up the Company and no receiver has been appointed over any of the property or assets of the Company.

5	Resolutions. The Resolutions have been duly executed by or on behalf of the directors, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed. The Resolutions remain in full force and effect.

6	Unseen Documents. Save for the Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

7	Constitutional Documents. The M&A is the latest memorandum and articles of association of the Company in effect as of the time of the opinion.

Schedule 3

Qualifications

1	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2	Commercial Terms. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3	Register of members. Under the Companies Act, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

4	Meaning of Non-Assessable. In this opinion the phrase non-assessable means, with respect to the issuance of Offer Shares, that a shareholder shall not, in respect of the relevant Offer Shares, have any obligation to make further contributions to the Company's assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

5	Economic Substance. We have undertaken no enquiry and express no view as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Act (Revised).

Annex

Director’s Certificate